CONSENT OF INDEPENDENT AUDITORS


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 9 to the Registration Statement (Form N-1A, No. 333-35677) of Wells S&P REIT Index Fund of Wells Family of Real Estate Funds and to the use of our report dated February 5, 2004 on the December 31, 2003 financial statements, incorporated by reference therein.





                                              /s/ ERNST & YOUNG LLP


Cincinnati, Ohio
April 28, 2004